UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2020, Dr. Cheryl Pegus notified Tactile Systems Technology, Inc. (the “Company”) that she was resigning from her position as a member of the board of directors, effective at 23:59 Eastern Time on December 31, 2020. Dr. Pegus did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On December 31, 2020, the Company’s board of directors elected Sheri Louise Dodd and Deepti Jain to serve as members of the board and fixed the size of the board at eight directors, all effective as of January 1, 2021.

Ms. Dodd was also appointed to serve as a member of the Compensation and Organization Committee and the Nominating and Corporate Governance Committee of the board. Ms. Dodd is 55 years old and currently serves as Vice President and General Manager at Medtronic plc. At Medtronic, Ms. Dodd oversees Care and Management Services. She joined Medtronic in March 2010 and has served in vice president positions including healthcare economics and market access; clinical research, health economics and policy; non-intensive diabetes therapies, and telehealth. From November 1997 until March 2010, Ms. Dodd held various positions with Johnson & Johnson, most recently as Vice President of Health Economics and Reimbursement. Ms. Dodd also served as an outcomes researcher with Orthopedic Surgeons, plc from January 1995 until November 1997. From May 1988 until September 1993 Ms. Dodd served as a project manager with the World Health Organization. The Company’s board of directors believes that Ms. Dodd’s prior and current healthcare and management experience make her strongly qualified to serve on the board of directors.

Ms. Jain was also appointed to serve as a member of the Audit Committee and Compliance and Reimbursement Committee of the board. Ms. Jain is 52 years old and served as the President of Anthem’s pharmacy benefit management division, IngenioRx through November 2020, and was responsible for all functions including sales and account management, clinical programs, operations, client analytics, financial performance, underwriting, internal audit coordination, compliance, and market strategy. Ms. Jain served as the Vice President and Chief Operating Officer of Anthem Pharmacy Solutions from 2014 to 2015, as the Senior Vice President and Chief Operating Officer of Anthem Pharmacy Solutions from 2016 to 2018, and as President of IngenioRx from 2019 through November 2020. From December 2013 until February 2014 Ms. Jain served as the Chief Operating Officer for Cigna Pharmacy. Prior to that, Ms. Jain held various positions with Medco Health Solutions Inc., between 1998 and 2012, most recently as Chief Financial Officer and Senior Vice President of Finance for the health plan division. Ms. Jain also served as a systems manager for Catholic Medical Center from 1996 until 1998 and as a senior analyst with the Montefiore Health System from 1994 until 1996. The Company’s board of directors believes that Ms. Jain’s prior and current healthcare and management experience and finance expertise make her strongly qualified to serve on the board of directors.

For their service on the board, Ms. Dodd and Ms. Jain will be compensated in accordance with the Company’s non-employee director compensation policy. Each of them will be granted restricted stock units (“RSUs”) with a value of a pro rata portion of $130,000, such pro rata portion based on the number of days Ms. Dodd and Ms. Jain will serve until the next annual meeting of stockholders as compared to the number of days between that annual meeting and the immediately preceding annual meeting of stockholders, calculated by dividing the pro rata portion of $130,000 by the closing sale price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. These initial grants will be made after the close of market on the second business day following the release of the Company’s financial results for the quarter ended December 31, 2020, and will vest in a single installment on the earlier of one year from the grant date or the date of the Company’s 2021 annual meeting of stockholders, subject to the condition that Ms. Dodd and Ms. Jain remain directors as of that date.

In addition, Ms. Dodd will receive an annual cash retainer of $45,000 per year for her service on the board, a cash retainer of $7,500 per year for her service as a member of the Compensation and Organization Committee, and a cash retainer of $5,000 per year for her service as a member of the Nominating and Corporate Governance Committee, each prorated for her first year of service. Ms. Jain will receive an annual cash retainer of $45,000 per year for her service on the board, a cash retainer of $10,000 per year for her service as a member of the Audit Committee, and a cash retainer of $5,000 per year for her service as a member of the Compliance and Reimbursement Committee, each prorated for her first year of service. Non-employee directors may elect to receive between 10% and 100% of their aggregate annual cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of the Company’s common stock on the date of grant. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

Item 7.01.	Regulation FD Disclosure

On January 5, 2021, the Company issued a press release in connection with Dr. Pegus’ resignation and Ms. Dodd’s and Ms. Jain’s appointment to the board. Attached hereto as Exhibit 99.1 is a copy of the press release. In accordance with General Instruction B.2 of Form 8-K, the information in this report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release, dated January 5, 2021	Filed electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: January 5, 2021	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer